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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of T-HQ, Inc. on Form S-8 of our report dated February 7, 1997 (March 11, 1997 as to Note 12) appearing in the Annual Report on Form 10-K (as amended by the Form 10-K/A) of T-HQ, Inc. for the year ended December 31, 1996.



Deloitte & Touche LLP

Los Angeles, California
July 1, 1997